Exhibit 10.4

DEMAND PROMISSORY NOTE

$ 100,000.00

Due:  ON DEMAND

FOR VALUE RECEIVED, the undersigned, Eastgate Acquisitions Corporation, a Nevada corporation with an office in Salt Lake City, Utah (hereinafter referred to as "Maker"), hereby promises to pay to the order of Anna Gluskin, an individual residing in Toronto, Canada (the "Holder"), or its assigns or designee, the principal sum of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00), with interest thereon at the rate of five percent (5%) per annum until the principal sum is paid in full.

(a)

In consideration for Holder loaning to Maker the sum of $100,000.00 pursuant to that certain Securities Purchase Agreement dated October 23, 2012, the Maker hereby promises and agrees to repay to Holder at such place as Holder hereof may designate in writing, the principal sum of $100,000.00 in lawful money of the United States of America, together with interest on the unpaid balance, immediately upon the demand by Holder for payment, or pursuant to such other terms as may be mutually agreed upon in writing by the parties and appropriately attached as an addendum hereto.

(b)

No payment, principal or interest, will be due and payable on this Note until the demand for payment is made by Holder, on which date this Note will be due and payable to Holder in full including all principal and accrued interest thereon.

(c)

In case of default in the payment of the principal and/or interest as herein stipulated, and should legal action be commenced or an attorney employed to enforce payment of this Note, the undersigned Maker agrees to pay a the Holder’s reasonable attorney's fees, disbursements and applicable taxes in such action.  Notwithstanding anything contained herein to the contrary, the amount of interest payable under the terms of this Note will in no event exceed the maximum amount of interest permitted to be charged under the laws of the States of Utah.

(d)

This Note will be governed by and construed in accordance with the laws of the State of Utah and any action to enforce the payments due under this Note, will be brought in a court of competent jurisdiction within the State of Utah and in no other place.

(e)

Presentment, demand, protest, notice of dishonor and extension of time without notice are hereby waived and the undersigned Maker consents to the release of any security designated herein, or any part thereof, with or without substitution.

Dated:  October 23, 2012

Eastgate Acquisitions Corporation

By:__/s/ Brian Lukian_______________

Its

Chief Financial Officer

Province of Ontario

Country of Canada